UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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AudioEye, Inc.
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April 8, 2021

Dear Stockholders:

On behalf of the Board of Directors (the “Board”), it is my pleasure to invite you to attend the 2021 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of AudioEye, Inc. (“AudioEye” or the “Company”), to be held on Friday, May 21, 2021, at 10:00 a.m., Eastern Time. Because of the coronavirus (COVID-19) pandemic and our desire to expand access to the meeting and lower the cost to our stockholders, this year’s Annual Meeting will be held in a virtual-only meeting format. You will be able to attend the Annual Meeting virtually and to vote and submit questions during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/AEYE2021 and entering the 16-digit control number provided in your proxy materials.

The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:

•	To elect five persons to serve as directors on our Board of Directors until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

•	To hold an advisory vote on executive compensation; and

•	To ratify the appointment of MaloneBailey, LLP as AudioEye’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Regardless of whether you choose to attend the virtual Annual Meeting, please vote prior to the Annual Meeting by following the instructions contained in the accompanying Proxy Statement and in other proxy materials. Voting prior to the Annual Meeting does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the Annual Meeting.

Sincerely,

DR. CARR BETTIS
Executive Chairman

5210 E. Williams Circle, Suite 750
Tucson, Arizona 85711

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	LOCATION
Friday, May 21, 2021 10:00 a.m. Eastern Time	Online Meeting Only – No Physical Meeting Location Virtual Meeting Site: www.virtualshareholdermeeting.com/AEYE2021

NOTICE HEREBY IS GIVEN that the 2021 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of AudioEye, Inc. will be held on Friday, May 21, 2021, at 10:00 a.m., Eastern Time. The following matters will be considered and voted upon at the Annual Meeting:

1.

A proposal to elect the five nominees named in the accompanying Proxy Statement to serve as directors until the 2022 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	A proposal to approve, on an advisory basis, AudioEye’s executive compensation; and

3.	A proposal to ratify the appointment of MaloneBailey, LLP as the independent registered public accounting firm of AudioEye, Inc. for the fiscal year ending December 31, 2021.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Annual Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/AEYE2021. There will not be an option to attend the meeting in person. Stockholders will have the same opportunities to participate in the Annual Meeting as they would at an in-person meeting, including having the ability to vote and the opportunity to submit questions during the meeting using the directions on the meeting website.

The Board of Directors has fixed the close of business on March 24, 2021 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ JAMES SPOLAR James Spolar General Counsel and Secretary

Tucson, Arizona

April 8, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 21, 2021 — this Proxy Statement, the Notice of Annual Meeting, the Form of Proxy and AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2020 are available at www.proxyvote.com.

PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020.  WE RECOMMEND THAT YOU SUBMIT YOUR PROXY TO VOTE YOUR SHARES AS SOON AS POSSIBLE USING ONE OF THE CONVENIENT PROXY VOTING METHODS DESCRIBED BELOW.  YOUR VOTE IS VERY IMPORTANT TO US.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING EXHIBITS, WILL ALSO BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN OR ORAL REQUEST TO AUDIOEYE, INC., ATTENTION JAMES SPOLAR, GENERAL COUNSEL AND CORPORATE SECRETARY, AUDIOEYE, INC., 5210 E. WILLIAMS CIRCLE, SUITE 750, TUCSON, ARIZONA 85711, USA; TELEPHONE (866) 331-5324.

VOTING

Internet	Telephone	Mail	Webcast

Visit the Web site noted on your proxy card or your Notice of Internet Availability to vote via the Internet.	Use the toll-free telephone number on your proxy card to vote by telephone.	Sign, date and return your proxy card in the enclosed envelope to vote by mail, if you have requested or receive paper copies of the proxy materials.	Participate in the meeting and vote electronically at www.virtualshareholdermeeting.com/AEYE2021.

PROXY STATEMENT

Our Board of Directors is soliciting proxies from our stockholders in connection with AudioEye’s 2021 Annual Meeting of Stockholders.  When used in this Proxy Statement, the terms “we,” “us,” “our,” “the Company” and “AudioEye” refer to AudioEye, Inc. and any consolidated subsidiaries.  On or before April 8, 2021, a Notice of Internet Availability of Proxy Materials (the “Notice”) is first being mailed to our stockholders of record as of the Record Date, and our proxy materials are first being posted on the website referenced in the Notice and this Proxy Statement.

SUMMARY

This summary highlights information contained in the Proxy Statement.  It does not include all of the information that you should consider prior to voting, and we encourage you to read the entire document prior to voting.  For more complete information regarding our 2020 financial performance, please review our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2021.

Stockholders are being asked to vote on the following matters at the 2021 Annual Meeting of Stockholders:

Our Board’s Recommendation
ITEM 1. Election of Directors (page 5)

Our Board of Directors (the “Board”) and the Nominating and Corporate Governance Committee of the Board believe that the five director nominees possess the necessary qualifications, attributes, skills and experiences to provide quality advice and counsel to our management and effectively oversee the business and the long-term interests of our stockholders.

FOR each Director Nominee

ITEM 2. Advisory Vote to Approve Executive Compensation (page 20)

We seek a non-binding advisory vote to approve the compensation of our named executive officers as described in the Executive Compensation section of the Proxy Statement beginning on page 13.  The Board values our stockholders’ opinions, and the Compensation Committee of the Board will take into account the outcome of the advisory vote when considering future executive compensation decisions.

FOR

ITEM 3. Ratification of the Appointment of MaloneBailey, LLP, as AudioEye’s Independent Registered Public Accounting Firm (page 22)

The Audit Committee of the Board believes that the retention of MaloneBailey, LLP, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, is in the best interest of AudioEye and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm.	FOR

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QUESTIONS AND ANSWERS ABOUT THE VIRTUAL ANNUAL MEETING AND VOTING

How can I participate in the Virtual Annual Meeting?

Like last year, our Annual Meeting this year will be a completely virtual meeting. There will be no physical meeting location.

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/AEYE2021 and enter the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:30 a.m., Eastern Time (“ET”), on May 21, 2021. The meeting will begin promptly at 10:00 a.m. ET on May 21, 2021.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plug-ins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/AEYE2021 and follow the instructions in the virtual meeting platform for submitting a question.

Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints and rules of conduct. Questions regarding personal matters, including those related to employment, product issues or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered.

If you encounter any technical difficulties with the virtual meeting platform on the Annual Meeting day either during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform login page.

Who can vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you owned shares of our common stock, par value $0.00001 per share, or shares of our Series A Convertible Preferred Stock, par value $0.00001 per share, as of the close of business on March 24, 2021 (the “Record Date”). Each share of our common stock entitles the holder of such share on the Record Date to one vote on each matter submitted to the stockholders at the Annual Meeting.  On each such matter submitted to the stockholders, each holder of our Series A Convertible Preferred Stock is entitled to cast a number of votes that is equal to the number of whole shares of common stock into which the holder’s shares of Series A Convertible Preferred Stock were convertible on the Record Date.

On the Record Date, 10,738,114 shares of common stock and 90,000 shares of Series A Convertible Preferred Stock were outstanding and eligible to be voted at the Annual Meeting. Such outstanding shares of Series A Convertible Preferred Stock were convertible as of the Record Date into a total of 265,806 shares of common stock.

The presence, virtually or by proxy, of the holders of a majority of the voting power of our outstanding stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The holders of our common stock and Series A Convertible Preferred Stock will vote as a single class on the matters submitted to the stockholders at the Annual Meeting.

Am I a stockholder of record?

If at the close of business on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record.

What if my shares are not registered directly in my name but are held in street name?

If at the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are considered the “beneficial owner” of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.

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What does it mean if I receive more than one proxy card or voting instruction form?

If you received more than one proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each proxy card and voting instruction form to ensure that all of your shares are voted.

If I am a stockholder of record of common stock and/or a holder of Series A Convertible Preferred Stock, how do I cast my vote?

Voting by Mail.  You may vote your shares by proxy via mail. By marking, signing and dating the proxy card and returning it in the postage-prepaid and addressed envelope enclosed with these proxy materials, you are authorizing the individuals named on the proxy card (known as “proxies”) to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting virtually so that your shares will be voted even if you later find yourself unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts and/or that you hold shares of both common stock and Series A Convertible Preferred Stock. Please sign and return all proxy cards that you receive to ensure that all of your shares are voted.

Voting at the Annual Meeting. If you plan to attend the Annual Meeting and to vote during the meeting, we will provide you with an online ballot during the Annual Meeting through the virtual stockholder meeting platform at www.virtualshareholdermeeting.com/AEYE2021.  To vote at the meeting, please follow the instructions on your proxy card or Notice. We recommend you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the meeting.

Voting by Telephone. To vote by proxy over the telephone, please follow the voting instructions and use the toll-free telephone number on your proxy card. You may submit your proxy over the phone 24 hours a day until 11:59 p.m. ET on the day before the meeting date. If you are a record holder and you vote by proxy over the telephone, you do not need to complete and mail a proxy card.

Voting Online.  If you wish to vote by proxy online, please follow the instructions included on your proxy card or Notice to obtain your records and to create an electronic voting instruction form.  You may submit your proxy online 24 hours a day until 11:59 p.m. ET on the day before the meeting date. If you are a record holder and you vote by proxy online, you do not need to complete and mail a proxy card.

If I am a beneficial owner of the Company’s shares, how do I vote?

If you are a beneficial owner of shares held in street name through a brokerage firm, bank, dealer, or other similar organization, you will receive instructions from that organization, which you must follow to vote your shares. Brokerage firms, banks, dealers and other nominees typically have a process for their beneficial holders to provide voting instructions online or by telephone. If you hold your shares in street name and wish to vote at the virtual Annual Meeting, please obtain instructions on how to vote at the meeting from your broker, bank or other nominee.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	You may timely submit a later-dated proxy via the Internet, by telephone or by mail;

•	You may send a written notice that you are revoking your proxy to AudioEye, Inc., Attention: James Spolar, General Counsel, 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711; or

•	You may attend and vote your shares at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Please note, however, that any beneficial owner of our common stock whose shares are held in street name may (a) revoke his or her proxy and (b) attend and vote his or her shares at the Annual Meeting only in accordance with applicable rules and procedures that may then be employed by such beneficial owner’s brokerage firm, bank, dealer, or other similar organization.

What am I voting on?

The following proposals are scheduled for a vote at the Annual Meeting:

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•

Proposal 1 – To elect the five nominees named in this Proxy Statement to serve as directors until the 2022 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

•	Proposal 2 – To approve, on an advisory basis, AudioEye’s executive compensation; and

•	Proposal 3 – To ratify the appointment of MaloneBailey, LLP as the independent registered public accounting firm of AudioEye, Inc. for the fiscal year ending December 31, 2021.

How many votes are needed to approve each proposal?

In voting with regard to Proposal 1, you may vote in favor or withhold authority to vote in favor of each nominee.  Directors will be elected by a plurality of the votes cast by holders of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 1, provided a quorum is present.  Abstentions will have no effect on the election of directors.

In voting with regard to Proposal 2, you may vote in favor of the proposal, against the proposal, or abstain from voting.  The vote required to approve Proposal 2 is a majority of the voting power of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2, provided a quorum is present.  Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal and therefore will have the same legal effect as votes against the proposal.

In voting with regard to Proposal 3, you may vote in favor of the proposal, against the proposal, or abstain from voting. The vote required to approve Proposal 3 is a majority of the voting power of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3, provided a quorum is present. Abstentions will be considered in determining the number of votes required to obtain the necessary majority vote for the proposal and therefore will have the same legal effect as votes against the proposal.

AudioEye is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named as proxies to vote the shares represented thereby in their discretion.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.  Broker non-votes will be counted for the purpose of determining if a quorum is present. If your shares are held in street name and you do not vote your shares, your bank or brokerage firm can only vote your shares in their discretion for proposals which are considered “routine” proposals. Proposal 3, the ratification of the appointment of our independent registered public accounting firm, is considered a routine proposal, and therefore we do not expect any broker non-votes on Proposal 3. Proposals 1 and 2 are “non-routine” proposals, and therefore there may be broker non-votes with respect to Proposals 1 and 2, however broker non-votes will not affect the outcome of the vote on those proposals.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, then the shares represented by that proxy card will be voted FOR the election of all five director nominees, FOR the approval of AudioEye’s executive compensation, and FOR the ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2021.

What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these officers, directors and employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have hired the Proxy Advisory Group, a professional soliciting organization, to assist us in distributing proxy solicitation materials and responding to information requests from stockholders with respect to the materials. For these services, the Proxy Advisory Group, Inc. will be paid a fee of $7,500, plus limited reimbursement for out-of-pocket expenses.

When will voting results be made available?

We will announce the final voting results in a Current Report on Form 8-K that will be filed with the SEC within four business days following the Annual Meeting (i.e., on or before Thursday, May 27, 2021).

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ELECTION OF DIRECTORS (PROPOSAL NO. 1)

Proposal No. 1 is a proposal to elect five persons to serve as directors on our Board of Directors. Each director will hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified, or his earlier resignation or removal. All of the Board’s director nominees have consented to be named in this proxy statement and to serve as a director, if elected.

The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated Dr. Carr Bettis, Anthony Coelho, David Moradi, Jamil Tahir and Marc Lehmann for re-election as directors at the 2021 Annual Meeting.  If elected, each of the five nominees will serve a one-year term expiring at the 2022 Annual Meeting of Stockholders.

If, prior to the Annual Meeting, any of the nominees should be unavailable to serve for any reason, the Board may (i) designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), (ii) allow the vacancy(ies) to remain open until a suitable candidate or candidates are located, or (iii) by resolution provide for a lesser number of directors. The Board has no reason to believe that any of its nominees will be unable to serve.

Directors are elected by a plurality of the votes cast by holders of our shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 1, provided a quorum is present. Stockholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter. Assuming a quorum is present, the five validly nominated individuals receiving the highest number of votes cast at the Annual Meeting will be elected directors.

Four of the director nominees, Dr. Carr Bettis, Anthony Coelho, David Moradi and Jamil Tahir, were elected at our 2020 Annual Meeting of Stockholders. The fifth nominee, Marc Lehmann, was appointed by the Board in July 2020 following the resignation of Alexandre Zyngier from the Board. Messrs. Moradi and Tahir were initially appointed by the Board in November 2019 following the exercise of director designation rights by Sero Capital LLC, a significant stockholder of the Company (“Sero Capital”), pursuant to the terms of a Letter Agreement dated as of August 14, 2019 between the Company and Sero Capital (the “Letter Agreement”). Mr. Moradi is the Chief Executive Officer and beneficial owner of Sero Capital. In the Letter Agreement, the Company agreed that, upon the request of Sero Capital and subject to the terms and conditions provided therein, the Company would take all action necessary to cause two individuals designated by Sero Capital to be appointed to the Board. The number of designees will be reduced to one at such time as Sero Capital and its affiliates collectively own less than 30% of the Company’s voting power. At such time as such ownership falls below 5%, Sero Capital will cease to have the right to designate any directors. Although Sero Capital did not designate any directors for election at the 2021 Annual Meeting, the Board is nominating Messrs. Moradi and Tahir for reelection.

Nominees for Director

Summarized below is certain information concerning the persons who are nominated by the Board for election to the Board, including a brief account of the education and business experience during at least the past five years.  There are no family relationships between any director, executive officer, or person nominated to become a director. The Board recommends that stockholders vote FOR each of the five director nominees named below to constitute the Board. If not otherwise specified, proxies will be voted “FOR” each of the five nominees for director.

Dr. Carr Bettis.  Dr. Bettis, age 57, has served as a director since December 2012 and previously served as a director from July 2007 to April 2010. Dr. Bettis has served as Executive Chairman/Chairman of the Board since March 2015. Dr. Bettis founded and has been the Chief Architect of numerous financial technology businesses over the last 15 years that have been acquired by Merrill Lynch, Thomson Financial, Primark/Disclosure and Advanced Equities/Greenbook Financial. From 1996 to 2011, Dr. Bettis was the Chairman and Founder of Gradient Analytics, one of the largest independent equity research firms in the United States. He has served as Chairman and Co-Founder of Verus Analytics, a quantitative analytics and financial technology firm, since 1996. He also serves on the Board of Formulus Black Corporation, a computing company offering storage access solutions, and First Contact Entertainment, Digital Air Technology Emmersive Entertainment. Dr. Bettis also manages his family’s private equity portfolio. Dr. Bettis is a former tenured professor and maintains a clinical-affiliation with Arizona State University as Research Professor of Finance at the W. P. Carey School of Business. He has been frequently cited in national and international financial media. His research has been published in academic and professional journals such as the Journal of Financial Economics, Review of Financial Studies, Journal of Accounting and Economics, Journal of Financial and Quantitative Analysis and the Financial Analyst Journal. Dr. Bettis holds undergraduate degrees in finance and accounting and received his Ph.D. from Indiana University in 1992. We believe that Dr. Bettis’ extensive education and background in finance make him qualified to serve as our Executive Chairman/Chairman of the Board and as a director.

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Anthony Coelho.  Mr. Coelho, age 78, has served as a director since June 2014. Mr. Coelho was a member of the U.S. House of Representatives from 1978 to 1989, where he authored the Americans With Disabilities Act (ADA). After leaving Congress, he joined Wertheim Schroder & Company, an investment banking firm in New York, and became President and CEO of Wertheim Schroder Financial Services from 1990 to 1995.  From 1995 to 1997, he served as Chairman and CEO of an education and training technology company that he established and subsequently sold.  In 1998, President Clinton appointed him as the U.S. Commissioner General for the World’s Fair in Lisbon, Portugal.  He served as general chairman of the presidential campaign of former Vice President Al Gore from April 1999 until June 2000.  Since 1997, Mr. Coelho has worked independently as a business and political consultant.  Mr. Coelho also served as Chairman of the President’s Committee on Employment of People with Disabilities from 1994 to 2001.  He previously served as Chairman of the Board of the Epilepsy Foundation and Chairman of the Board for the American Association for People with Disabilities.  Mr. Coelho has served on a number of boards, including those of Circus Circus, Warren Resources, Kaiser Resources and Cyberonics.  Since 1991, he has been a member of the Board of Service Corporation International (NYSE:SCI), a publicly traded company, as its Lead Director. Mr. Coelho earned a Bachelor of Arts degree in Political Science from Loyola Marymount University in 1964. We believe that Mr. Coelho’s political acumen and contacts, as well as his extensive executive, financial and business experience, qualify him to serve as a director.

Marc Lehmann.  Mr. Lehmann, age 48, has served as a director since July 2020. Mr. Lehmann currently manages Flamingo Drive Partners, LLC, and related entities.  In this capacity, Mr. Lehmann invests in many start-up, growing businesses and publicly traded stocks.  In addition, Flamingo Drive Partners owns and operates real estate, primarily in South Florida. Mr. Lehmann currently is a member of two public-company boards, Green Growth Brands, Inc. (OTCMKTS:GGBXF), and Stable Road Acquisition Corp. (NASDAQ:SRAC). Prior to launching Flamingo Drive Partners, Mr. Lehmann was the General Partner at Riverloft Capital Management from 2011 to 2016. Mr. Lehmann was a Partner and Director of Research at JANA Partners, a hedge fund from 2002 to 2010.  Prior to JANA Partners, he was an analyst at Appaloosa Management from 1999 to 2002.  During the majority of Mr. Lehmann’s career, he has regularly had roles on creditor committees in order to help distressed businesses restructure. Prior to Appaloosa, Mr. Lehmann completed his Master of Business Administration at The Wharton School at the University of Pennsylvania. Mr. Lehmann also worked at SAC Capital and began his career in investment research as an analyst at Morgan Stanley and Lehman Brothers. Mr. Lehmann also serves on the Board’s Audit Committee. He has a Bachelor of Science in Finance and International Business from New York University, where he was awarded the NYU President’s Service Award for Community Service for founding the largest community service organization at NYU. We believe that Mr. Lehmann’s extensive experience at investment firms focused on public-market investments and deep research on special situations qualify him to serve as director.

David Moradi.  Mr. Moradi, age 45, has served as Interim Chief Executive Officer and Chief Strategy Officer since August 2020 and as a director since November 2019. Mr. Moradi is an entrepreneur and an investor and advisor to technology companies. In September 2018, Mr. Moradi founded and became Chief Executive Officer of Sero Capital LLC, a private investment firm that focuses on growth opportunities in the technology sector. Sero Capital LLC is a principal stockholder of the Company. Mr. Moradi also co-founded and is Executive Chairman of First Contact Entertainment Inc., a virtual reality video game development studio. He founded and was Chief Executive Officer of Anthion Management, a technology-focused investment fund investing in early stage technology companies, public equities, corporate debt and real estate until 2013, when Anthion Management was converted to a family office. Prior to founding Anthion Management, Mr. Moradi was a portfolio manager at Pequot Capital Management and, prior to that, an analyst and portfolio manager for Soros Fund Management. Mr. Moradi started his career as a special situations analyst for Imperial Capital LLC. Mr. Moradi is also the founder and chairman of the David Moradi Foundation, a charitable foundation that supports education and veterans. He graduated with a B.A. in psychology from the University of California, Los Angeles. We believe that Mr. Moradi’s extensive executive, investment, financial and business experience qualify him to serve as a director.

Jamil Tahir.  Mr. Tahir, age 44, has served as a director since November 2019 and the lead independent director since July 2020. Mr. Tahir is a co-founder and managing member of TurnMark Capital LLC, a private investment firm that was founded in 2008. Mr. Tahir has over 20 years of public stock and bond investing experience and is a board member of Formulus Black Corporation, a computing company offering storage access solutions. Prior to founding TurnMark Capital, Mr. Tahir managed the research team for Cannell Capital LLC, an asset management company. Mr. Tahir began his career as an investment banking analyst in the Financial Entrepreneurs Group of Salomon Smith Barney, New York. He graduated from the University of California at Berkeley in 1999 earning a B.S. in Business Administration and a B.A. in Economics. We believe that Mr. Tahir’s extensive experience investing in publicly traded companies and in asset management and investment banking qualify him to serve as a director.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Stockholder Communications with the Board of Directors

Stockholders of the Company wishing to send a written communication to the Board, a committee of the Board or an individual director should send the written communication to: AudioEye, Inc., Attention: Corporate Secretary, 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711. Any such communication should include the stockholder’s name and address and identify any individual directors or committees of the Board to which the stockholder would like to have the written communication sent. The Corporate Secretary, or his or her designee, will, in such manner as he or she deems appropriate, collect and organize such stockholder communications and periodically forward them to the Board or a committee or individual director, as applicable. The Corporate Secretary may refuse to forward material which he or she determines in good faith to be commercial, frivolous or otherwise inappropriate for delivery.

Board Leadership Structure and Risk Oversight

Dr. Bettis serves as Executive Chairman of the Board of Directors.  In accordance with the Company’s Corporate Governance Guidelines, the Board has also designated a Lead Independent Director of the Board. In that position, the Lead Independent Director presides over executive sessions of the directors between meetings of the Board and serves as a liaison among the independent directors, the Executive Chairman and the Interim Chief Executive Officer of the Company on various matters, including determining agenda items for Board meetings.  Currently, Jamil Tahir serves as Lead Independent Director; however, the individual designated as Lead Independent Director may rotate from time to time.  The Board believes that its current leadership structure is appropriate for the Company and its stockholders at this time.  The structure allows our Executive Chairman to provide leadership to our Board and to our business, while also allowing Mr. Tahir as our Lead Independent Director to help us ensure independent oversight.

The Board oversees the risk management activities of management directly and through the committees of the Board by discussing with management the policies and practices utilized by management in assessing and managing risks and by providing input on those policies and practices. Each committee reports to the full Board on a regular basis, including reports with respect to the respective committee’s risk oversight activities as appropriate. Certain key risks and related mitigation plans are also reviewed more in depth throughout the year either by the Board or its committees. Management and the Board regularly review and discuss appropriate strategies to monitor and assess the effectiveness of risk treatment for long-term success.

Director Independence

Our Board has undertaken a review of the independence of each director.  Based on information provided by each director concerning his background, employment and affiliations, our board has determined that Messrs. Coelho, Tahir and Lehmann do not have relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.  These directors, constituting a majority of the Board, have been determined to be independent as that term is used in Section 10A of the Exchange Act of 1934 and as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules. The Board has determined that Dr. Bettis and Mr. Moradi are not independent as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules. In making these determinations, our Board considered the current and prior relationships that each non-employee director has or has had with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions (if any) involving them and described in the section of this Proxy Statement titled “Certain Relationships and Related Party Transactions.”

The independent directors of the Board meet in executive session periodically, but no less than two times per year or such greater number as required under the Nasdaq Stock Market Rules.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board held 12 meetings in 2020. Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all Board meetings and meetings of committees on which they serve, and to attend our Annual Meetings of Stockholders either in person or telephonically.  In 2020, each director attended at least 75% of the total number of meetings of the Board and the committees of the Board on which he served.  Each director then on the Board also attended our 2020 Annual Meeting of Stockholders.

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Audit Committee

Our Board of Directors has established an Audit Committee, which represents and assists the Board of Directors in fulfilling its oversight responsibility relating to our financial statements and financial reporting process.  Our Audit Committee is comprised of Jamil Tahir, Anthony Coelho and Marc Lehmann, each of whom meets the requirements for independence under the Nasdaq Stock Market Rules and the Exchange Act.  Mr. Tahir is the chairman of our Audit Committee and qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K, based on his extensive history of investing in publicly traded companies and in asset management and investment banking, as a result of which he has obtained extensive knowledge and expertise in financial and accounting matters. The Audit Committee met seven times in 2020.  The Audit Committee is responsible for, among other things:

•	selecting the Company’s independent registered public accounting firm and approving the fees for the independent registered public accounting firm;
•	reviewing and discussing the scope and results of the annual audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;
•	reviewing our financial statements and our critical accounting policies and estimates;
•	overseeing compliance with our Code of Business Conduct and Ethics;
•	reviewing related party transactions in accordance with our Related Party Transactions Policies and Procedures; and
•	pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Stock Market Rules.  The charter is available on our website at www.audioeye.com/governance-documents.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Anthony Coelho, Jamil Tahir and Marc Lehmann, each of whom meets the requirements for independence under the Nasdaq Stock Market Rules and SEC rules and regulations.  Mr. Coelho is the chairman of our Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee met five times during 2020.  Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees;
•	overseeing the evaluation of the performance of our Board of Directors and of individual directors;
•	overseeing our corporate governance practices; and
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq Stock Market Rules.  The charter is available on our website at www.audioeye.com/governance-documents.

Compensation Committee

Our Compensation Committee is comprised of Jamil Tahir, Anthony Coelho and Marc Lehmann, each of whom meets the requirements for independence under the Nasdaq Stock Market Rules and SEC rules and regulations.  Mr. Tahir is the chairman of the Compensation Committee.  Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.  The Compensation Committee met eleven times in 2020. Our Compensation Committee is responsible for, among other things:

•	reviewing, approving and determining, or making recommendations to our Board of Directors regarding, the compensation of our executive officers, including our interim CEO;
•	reviewing, approving and administering our incentive compensation and equity compensation plans; and
•	making recommendations regarding non-employee director compensation to our Board of Directors.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Stock Market Rules. The Compensation Committee may, from time to time and to the extent permitted by law and by the Company’s compensation plans, delegate any or all of its responsibilities as provided in the charter. The charter is available on our website at www.audioeye.com/governance-documents.

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Director Qualifications, Board Diversity and Stockholder Nominations for Directors

The Board of Directors is responsible for approving candidates for Board membership.  The Board has delegated the responsibility for evaluating, selecting and recommending director nominees to the Nominating and Corporate Governance Committee.  In evaluating candidates and existing directors for service on the Board, the Nominating and Corporate Governance Committee considers certain minimum qualifications, including:

•	the highest professional and personal ethics and values, consistent with our Code of Business Conduct and Ethics;
•	broad experience and demonstrated excellence in his or her field;
•	relevant expertise upon which to be able to offer advice and guidance to management and be committed to enhancing stockholder value;
•	sufficient time to devote to AudioEye’s affairs and to carry out his or her duties as a director and/or committee member, as applicable;
•	the ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;
•	service on other Boards of public companies that is limited to a number that permits him or her, given his or her individual circumstances, to perform responsibly all director duties; and
•	ability to represent the interests of all stockholders.

Specific additional criteria may be added with respect to specific searches for new Board members.  An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee considers age, skills, education, and such other factors as it deems appropriate given the current needs of the Board, its committees and the Company, to maintain a balance of knowledge, experience and capability.  Although we do not have a specific Board diversity policy, the Nominating and Corporate Governance Committee looks at the diversity of experience, background and Board composition in recommending director candidates as required by the Nominating and Corporate Governance Committee’s charter.  In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence.  In the case of new director candidates, the Board also determines whether the nominee must be independent for purposes of the Nasdaq Stock Market Rules. The Board does not have term limits or a mandatory retirement age for directors.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director.  The Board periodically reviews the appropriate size of the Board, which may vary to accommodate the availability of suitable candidates and the needs of the Company.  In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including: committee members, other directors of AudioEye, management of AudioEye and stockholders of AudioEye. The Nominating and Corporate Governance Committee also has the authority to consult with or retain consultants, legal counsel, accounting or other advisors as appropriate to perform its duties.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders as candidates for election to the Board. To recommend a nominee, a stockholder may write to the Nominating and Corporate Governance Committee c/o James Spolar, General Counsel and Corporate Secretary, AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711. Any such recommendation should include:

•	the name and address of the stockholder and a representation about whether the stockholder is a holder of record of shares of our common stock;
•	a brief biographical description for the nominee, including his or her name, age, business and residence addresses, occupation for at least the last five years and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above;
•	a description of all arrangements or understandings between the stockholder and each nominee; and
•	the candidate’s consent to serve as a director if elected.

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Dr. Carr Bettis, Anthony Coelho, David Moradi, Jamil Tahir and Alexandre Zyngier were elected at our 2020 Annual Meeting of Stockholders. In July 2020, Mr. Zyngier resigned from the Board and Marc Lehmann was appointed as a director. Messrs. Moradi and Tahir were appointed by the Board in November 2019 following the exercise of director designation rights by Sero Capital, a significant stockholder of the Company, pursuant to the terms of the Letter Agreement dated as of August 14, 2019 between the Company and Sero Capital. Mr. Moradi is the Chief Executive Officer and beneficial owner of Sero Capital. In the Letter Agreement, the Company agreed that, upon the request of Sero Capital and subject to the terms and conditions provided therein, the Company would take all action necessary to cause two individuals designated by Sero Capital to be appointed to the Board. The number of designees will be reduced to one at such time as Sero Capital and its affiliates collectively own less than 30% of the Company’s voting power. At such time as such ownership falls below 5%, Sero Capital will cease to have the right to designate any directors. Although Sero Capital did not designate any directors for election at the 2021 Annual Meeting, the Board is nominating Messrs. Moradi and Tahir for reelection.

Corporate Governance Policies

We have adopted the Corporate Governance Guidelines that guide the Company and the Board on matters of corporate governance, including director responsibilities, Board committees and their charters, director independence, director qualifications, director evaluations, director orientation and education, director access to management, Board access to independent advisors, and management development and succession planning. The Corporate Governance Guidelines are available on our website at www.audioeye.com/governance-documents.

Code of Business Conduct and Ethics

The Company maintains a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company. The Code of Business Conduct and Ethics is available without charge upon request in writing to James Spolar, General Counsel and Corporate Secretary, AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711.  We intend to disclose any amendments to our Code of Business Conduct and Ethics, or waivers of its requirements granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, on our website at www.audioeye.com/governance-documents or in filings with the SEC under the Exchange Act as required by applicable law.  The Code of Business Conduct and Ethics is available on our website at www.audioeye.com/governance-documents.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2020

Prior to October 2020, the Company’s non-employee directors received cash fees and annual equity awards as described below. Effective October 1, 2020, our non-employee director compensation program was modified, as described further below.

Cash Fees. The annual compensation for each non-employee director for service on the Board is $40,000, payable in four equal installments quarterly in advance. The Chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are also each paid additional annual compensation of $12,000, payable in four equal installments quarterly in advance. Historically, the directors received these fees in cash, but, beginning in October 2020, the non-employee directors no longer receive any cash compensation and, instead, receive equity compensation as described below.

Equity Awards. Between July 2018 and September 2020, each non-employee director received an annual equity award of 11,280 RSUs under the Company’s equity compensation plans for his service as a director. These RSUs vest on the first anniversary of the grant date provided the director’s service has not terminated prior to such date. Any vested RSUs are settled on the earlier of the 7th anniversary of the grant date or immediately prior to the closing of a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

Beginning October 1, 2020:

•	as annual equity awards:

o	each non-employee director receives an annual equity award of RSUs with a value of $85,000;

o	the Lead Independent Director receives an additional annual equity award of RSUs with a value of $42,500;

•	instead of cash retainers:

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o	each non-employee director receives a quarterly equity award of RSUs with a value of $10,000;

o	each Chair of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee receives an additional quarterly equity award of RSUs with a value of $3,000; and

o	the Lead Independent Director receives an additional quarterly equity award of RSUs with a value of $5,000.

The number of RSUs in each award is determined by dividing the applicable value by the volume-weighted average price of the Company’s common stock on the Nasdaq Capital Market over the 20 consecutive trading days immediately prior to the date of grant.

The annual RSUs are granted on the date of the annual meeting of stockholders in each year and vest on the earlier of (a) one year following the date of grant or (b) immediately prior to the next annual meeting of stockholders following the date of grant, provided the director’s service has not terminated prior to such date. Any of these vested RSUs are settled on the earlier of (i) the 7th anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death. The quarterly RSUs are granted in advance on the first day of each calendar quarter and vest on the grant date. These vested RSUs are settled on the earlier of (i) the 3rd anniversary of the grant date, (ii) immediately prior to the closing of a change in control, but in no case later than 90 days following the change in control, or (iii) the calendar year following the year of death, with payment made no later than the end of the year following the year of death.

2020 Compensation. The following table sets forth summary information concerning the compensation paid to our non-employee directors for the fiscal year ended December 31, 2020 for services provided to us in their capacity as directors.  Compensation paid to or earned by Dr. Carr Bettis and David Moradi, each of whom was a director and a named executive officer during the fiscal year ended December 31, 2020, is set forth in the Summary Compensation Table in the section above titled “Executive Compensation–Summary Compensation Table.”

Current Non-Employee Board Members:	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
Anthony Coelho	26,000	102,650	(2)(3)	128,650
Jamil Tahir	29,983	169,163	(2)(4)	199,146
Marc Lehmann(5)	8,261	105,820	(6)	114,081

Former Board Members:
Ernest Purcell(7)	13,000	10,378	(8)	23,378
Alexandre Zyngier(9)	33,253	35,701	(2)(10)	68,954

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards granted during the reported fiscal year. For additional information regarding the assumptions we used to calculate the amounts in this column, please refer to Note 3 to our audited consolidated financial statements included in our 2020 Annual Report filed with the SEC on March 11, 2021.

(2)	On May 20, 2020, the Compensation Committee granted Messrs. Coelho and Tahir, as non-employee directors then serving on the Board, an award of RSUs with respect to 11,280 shares of the Company’s common stock and Mr. Zyngier, as our lead non-employee director then serving on the Board, an award of RSUs with respect to 16,920 shares of the Company’s common stock. Each such award will vest on the first anniversary of the grant date, provided the director’s service does not terminate prior to such date. The settlement date for any RSUs that become vested will be the first to occur of (x) the 7th anniversary of the grant date or (y) the date on which the Company undergoes a change of control within the meaning of Treasury Regulation Section 1.409A-3(i)(5). Upon Mr. Zyngier’s resignation on July 15, 2020, his RSU award was modified such that 2,820 RSUs vested and 14,100 RSUs were forfeited. The grant date fair value of the 2,820 RSUs for which vesting was accelerated totaled $35,701 (which is reflected in the amount in the table and is $99,321 less than the grant date fair value of $135,022 for the original 16,920 RSUs).

(3)	On October 1, 2020, Mr. Coelho received a quarterly equity award of 849 RSUs. As of December 31, 2020, Mr. Coelho held the following stock and option awards that had been granted to him as compensation for services provided to us in his capacity as director: (i) vested stock options to purchase a total of 28,000 shares, (ii) 40,009 RSUs that had vested but not yet settled and (iii) 11,280 unvested RSUs.

(4)	On August 12, 2020, Mr. Tahir was awarded 4,700 RSUs upon becoming lead independent director. On October 1, 2020, Mr. Tahir received a quarterly equity award of 1,372 RSUs. As of December 31, 2020, Mr. Tahir and his affiliates held the following stock awards that had been granted to him as compensation for services provided to us in his capacity as director: (i) 12,652 RSUs that had vested but not yet settled and (ii) 15,980 unvested RSUs.

(5)	Mr. Lehmann was appointed to the Board on July 17, 2020.

(6)	On August 12, 2020, Mr. Lehmann was awarded 7,620 RSUs. On October 1, 2020, Mr. Lehmann received a quarterly equity award of 653 RSUs. As of December 31, 2020, Mr. Lehmann held the following stock awards that had been granted to him as compensation for services provided to us in his capacity as director: (i) 653 RSUs that had vested but not yet settled and (ii) 7,620 unvested RSUs.

(7)	Mr. Purcell resigned from the Board on April 1, 2020.

(8)	As of December 31, 2020, Mr. Purcell held: (i) vested stock options to purchase a total of 80,000 shares and (ii) 40,760 vested, but not settled, RSUs granted to him as compensation for services provided to us in his capacity as director. Upon Mr. Purcell’s resignation, his RSU award dated June 3, 2019 was modified to accelerate the vesting of 11,280 RSUs.

(9)	Mr. Zyngier resigned from the Board on July 15, 2020.

(10)	As of December 31, 2020, Mr. Zyngier held (i) vested stock options to purchase a total of 40,000 shares and (ii) 43,580 vested, but not settled, RSUs granted to him as compensation for services provided to us in his capacity as director.

The above table does not include warrants acquired by any director in any private placement or similar transaction or any cash payments for services provided by a director and/or any affiliate for services provided to the Company other than in such individual’s capacity as a director.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships and Transactions

Sero Capital Agreements. Sero Capital is a principal stockholder of the Company. David Moradi, who has been a member of our Board since November 2019 and our Interim Chief Executive Officer and Chief Strategy Officer since August 2020, is the Chief Executive Officer and the beneficial owner of Sero Capital. Certain transactions between the Company and Sero Capital during 2020 are described below.

The Company and Sero Capital entered into a Loan Agreement dated as of August 14, 2019 (the “Loan Agreement”). The Loan Agreement provided the Company with an unsecured credit facility under which the Company may borrow up to the aggregate principal amount of $2,000,000. Any advances under the Loan Agreement would bear interest at a per annum rate of 10% (subject to increase in the event of a default). The term of the Loan Agreement extended through August 14, 2020 and provided for certain customary covenants, representations and events of default. No amounts had been drawn under the credit facility through its expiration on August 14, 2020.

In consideration for the Loan Agreement, the Company issued to Sero Capital common stock warrants to acquire up to a total of 146,667 shares of the Company’s common stock at an exercise price of $6.00 per share. The warrants were fully exercised in August 2020 and the warrant liability was extinguished.

On August 14, 2019, in connection with the Loan Agreement and the common stock warrants, the Company entered into the Letter Agreement with Sero Capital, pursuant to which the Company agreed, upon the request of Sero Capital, to increase the size of the Company’s Board and appoint to the Board two individuals designated by Sero Capital for so long as Sero Capital and its affiliates collectively own at least 30% of the voting power of the Company. The number of designated directors will be reduced to one at such time as Sero Capital and its affiliates collectively own less than 30% of such voting power and, at such time as such ownership falls below 5%, Sero Capital will cease to have the right to designate a director. The Company’s obligations under the Letter Agreement are subject to compliance with the Company’s governing documents and policies, as well as all applicable laws, rules and regulations. In November 2019, following Sero Capital’s exercise of its designation rights, David Moradi and Jamil Tahir were appointed to the Board. Although Sero Capital did not designate any directors for election at the 2021 Annual Meeting, the Board is nominating Messrs. Moradi and Tahir for reelection.

Lease Agreement. The Company subleases office space in Scottsdale, Arizona from Verus Analytics, Inc. Dr. Carr Bettis, our Executive Chairman, is a director of and a holder of greater than 30% ownership interest in Verus Analytics, Inc. The Company pays to Verus Analytics, Inc. base rent of approximately $5,600 per month.

Approval of Related Party Transactions

The charter of the Audit Committee requires that the Audit Committee review and approve any transactions that would require disclosure under SEC rules and regulations.  The Board has also adopted Related Party Transaction Policies and Procedures that set forth the procedures to be followed by the Audit Committee in reviewing actual or potential related party transactions.  Those procedures include consideration of the material terms and conditions of the transaction, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction.  The Related Party Transaction Policies and Procedures also identify certain types of related party transactions that are to be deemed pre-approved.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The executive officers of the Company serve at the discretion of the Board of Directors. As of March 24, 2021, our executive officers were:

•	Dr. Carr Bettis, Chairman of the Board;
•	David Moradi, Interim Chief Executive Officer and Chief Strategy Officer;
•	Sachin Barot, Chief Financial Officer; and
•	Dominic Varacalli, President.

Information regarding Dr. Bettis and Mr. Moradi is set forth above under “Election of Directors (Proposal No. 1) – Nominees for Director.” Below is information regarding Messrs. Barot and Varacalli.

Sachin Barot. Mr. Barot, 46, joined the Company as Chief Financial Officer in May 2019. Prior to joining AudioEye, Mr. Barot held various roles at Dun & Bradstreet Corporation, a global business information provider from 2002 to February 2019. He most recently served as Chief Financial Officer, Global Operations from 2015 through February 2019. Prior to that role, Mr. Barot served as VP Finance, North American Operations and Corporate Financial Planning and Analysis. Mr. Barot received his MBA from the State University of New York at Buffalo and also has a Master’s Degree in International Business from the School of Economics at Devi Ahilya University in Indore, India.

On March 9, 2021, pursuant to the terms of the employment agreement dated May 10, 2019, by and between the Company and Mr. Barot, it was decided that Mr. Barot’s employment agreement would not be renewed at the end of its current term. Mr. Barot’s employment agreement expires on May 15, 2021, and he will be transitioning out of the Company. Mr. Barot remains the Company’s Chief Financial Officer, and any definitive decisions or arrangements regarding his departure from the position of Chief Financial Officer of the Company will be disclosed in a future filing. The Board has an active search underway for a new Chief Financial Officer.

Dominic Varacalli. Dominic Varacalli, 33, has served as President of the Company since August 2020. From June 2020 until August 2020, Mr. Varacalli was Chief Technology Officer of the Company. From June 2019 through May 2020, he was Founding Partner of Kickstand LLC, a software agency in Portland, Oregon, where he led product and operations teams. From August 2015 until May 2019, Mr. Varacalli was Director of Engineering at The Kroger Co. in Cincinnati, Ohio where he managed teams of software engineers for the company’s digital and eCommerce presence.

EXECUTIVE COMPENSATION

Executive Summary

Prior Year Say-on-Pay Results

The Board values the opinions of our stockholders and carefully reviews and considers the outcome of our Say-on-Pay vote, along with other relevant factors, in evaluating the compensation program for our named executive officers. In 2020, more than 98% of the votes cast were in favor of our executive compensation. The Compensation Committee devotes time and resources to understanding stockholder feedback and analyzing the executive compensation programs. In evaluating potential changes, the Compensation Committee also takes into consideration market practices and the Company’s overarching compensation philosophy of attracting and retaining exceptional leaders and enabling them to behave like owners. Our current programs are materially the same as the programs approved at our 2020 Annual Meeting. We believe our programs effectively align with the interests of our stockholders.

Key 2020 Management Changes

During the first quarter of 2020, our principal executive officer was Dr. Carr Bettis, Executive Chairman of the Board. Effective March 23, 2020, the Board appointed Heath Thompson as the Company’s Chief Executive Officer. Mr. Thompson ceased to be Chief Executive Officer on August 13, 2020. On and effective August 13, 2020, the Board appointed David Moradi, director of the Company and Chief Executive Officer of Sero Capital LLC, a principal stockholder of the Company, as the Company’s Interim Chief Executive Officer and Chief Strategy Officer. In addition, on August 13, 2020, the Board appointed Dominic Varacalli as the Company’s President.

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Compensation Discussion and Analysis

This compensation discussion and analysis is intended to provide an overview of the compensation awarded to, earned by, or paid to our named executive officers for 2020, including the material elements of the compensation paid to our named executive officers as outlined in the compensation tables included in this proxy statement. Our “named executive officers” or “NEOs” for 2020 are:

Name	Title
David Moradi(1)	Interim Chief Executive Officer and Chief Strategy Officer
Dr. Carr Bettis(2)	Executive Chairman of the Board
Sachin Barot(3)	Chief Financial Officer
Dominic Varacalli(4)	President
Heath Thompson(5)	Former Chief Executive Officer

(1)	Mr. Moradi was appointed Interim Chief Executive Officer and Chief Strategy Officer in August 2020.

(2)	Dr. Bettis served as our principal executive officer during the first quarter of 2020.

(3)	Mr. Barot’s employment agreement has not been renewed and is scheduled to expire on May 15, 2021.

(4)	Mr. Varacalli was appointed President in August 2020.

(5)	Mr. Thompson served as Chief Executive Officer from March 2020 until August 2020.

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract and retain exceptional leaders and enable them to behave like owners. When setting executive compensation, we apply a consistent approach for all executive officers and intend that the combination of compensation elements closely aligns the executives’ financial interests with those of our stockholders. The program is primarily designed to:

•	Attract, motivate and retain a highly capable and performance-focused executive team;

•	Promote a culture of employee owners whose financial interests are aligned with those of our stockholders;

•	Pay for performance such that total compensation reflects the individual performance of executives and the Company’s performance;

•	Promote a focus on equity value by tying executive compensation to the long-term enhancement of stockholder value;

•	Permit the Compensation Committee to exercise independent judgment and approval authority with respect to establishing executive compensation programs, performance measures, and awards; and

•	Consider the potential stock dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

Target total compensation is comprised of an appropriate balance of cash and equity and divided into three core elements: base salary, annual cash incentive compensation, and long-term equity incentive compensation. The Compensation Committee offers long-term equity incentive opportunities that encourage stock ownership. Generally, the amount of compensation realizable from prior compensation does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the Compensation Committee reviews and considers the number of outstanding and previously granted equity awards. In addition to promoting share ownership, our executive compensation objectives and philosophy focus on rewarding performance. This means that stockholder returns along with corporate and individual performance, both short-term and long-term, determine a significant portion of the executives’ pay opportunity.

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Role of the Compensation Committee

The Compensation Committee oversees the administration of the executive compensation program and determines the compensation of our executive officers. The Compensation Committee is solely composed of non-management directors, all of whom meet the independence requirements of applicable Nasdaq rules.

Process for Determining Executive Compensation

The Compensation Committee reviews executive total compensation levels, including equity grants, during the first quarter of each fiscal year. Our Interim CEO’s target total compensation package is set by the Compensation Committee during an executive session, where the Interim CEO is not present, based on the Compensation Committee’s review of competitive information and assessment of the Interim CEO’s individual performance in conjunction with the Company’s financial and operating performance. Target total compensation recommendations for other executive officers are made by the CEO who works closely with the Compensation Committee, after reviewing the executive’s and the Company’s performance in conjunction with the executive’s responsibilities and experience when compared to competitive information. The Compensation Committee then determines the compensation of these executive officers.

Anti-Hedging Policy

Our anti-hedging policy prohibits the purchase of any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock. The foregoing restriction applies to all shares of the Company’s common stock owned directly or indirectly by directors, officers, employees or agents (such as consultants or independent contractors) of the Company and entities (such as trusts, limited partnerships and corporations) over which such individuals have or share voting or investment control, as well as their respective family members and others in their households and their designees, including shares granted to an individual by the Company as part of his or her compensation and all other shares held, directly or indirectly, by such individual.

Equity Incentive Plans

A key component of an executive officer’s compensation is equity incentive awards, which are critical to focusing our executives on the Company’s long-term growth and creating stockholder value. The AudioEye, Inc. 2019 Equity Incentive Plan, as amended (the “2019 Plan”), and the AudioEye, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) are designed to attract and retain exceptional leaders and enable them to behave like owners. In 2020, we granted restricted stock unit awards, or RSUs, to our executive officers. An RSU is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Compensation Committee, including the satisfaction of specified performance goals. Until it vests, an RSU is subject to restrictions and the possibility of forfeiture. An RSU may be time-based, performance-based or a combination thereof. Following the vesting of an RSU, settlement of the award and payment to the participant will be made at such time as determined by the Compensation Committee. RSUs will be subject to such terms and conditions, consistent with the other provisions of the 2019 Plan or 2020 Plan, as applicable, as may be determined by the Compensation Committee. The Compensation Committee may provide for the payment of dividend equivalents on RSUs and other stock-based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.

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Summary Compensation Table for Fiscal Year 2020

The table below summarizes the compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2020 and December 31, 2019.

					Stock	All Other
Name and Principal		Salary		Bonus	Awards(1)	Compensation	Total
Position	Year	($)		($)	($)	($)	($)
David Moradi(2)	2020	-		-	4,934,293(3)	-	4,934,293
Interim Chief Executive Officer, Chief Strategy Officer and Director

Dr. Carr Bettis	2020	250,000	(4)	-	517,140	-	767,140
Executive Chairman,	2019	212,500	(4)	-	-	-	212,500
Chairman and Director

Sachin Barot(5)	2020	350,000		65,205(6)	430,393(7)	6,390(8)	851,988
Chief Financial Officer	2019	218,750		109,795(6)	528,277	30,364(8)	887,186

Dominic Varacalli(9)	2020	114,167		11,781	474,600	-	600,548
President

Heath Thompson(10)	2020	171,368		225,000	708,353	205,043(11)	1,309,764
Former Chief Executive Officer

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards granted during the reported fiscal years. For additional information regarding the assumptions we used to calculate the amounts in these columns, please refer to Note 3 to our audited consolidated financial statements included in our 2020 Annual Report filed with the SEC on March 11, 2021. Grant date fair value of performance stock units (“PSUs”) was based on the assumption that the maximum performance is achieved.

(2)	Mr. Moradi was appointed Interim Chief Executive Officer and Chief Strategy Officer in August 2020 and was not a NEO prior to 2020. As permitted by the SEC, because 2020 was Mr. Moradi’s first year as a NEO, the compensation paid to him prior to 2020 is not included in this table.

(3)	On May 20, 2020, the Compensation Committee granted each of our non-employee directors then serving on the Board an award of RSUs with respect to 11,280 shares of the Company’s common stock. Mr. Moradi was a non-employee director on that date. Such RSUs will vest on the first anniversary of the grant date, provided Mr. Moradi’s service does not terminate prior to such date. The settlement date for any RSUs that become vested will be the first to occur of (x) the 7th anniversary of the grant date or (y) the date on which the Company undergoes a change of control within the meaning of Treasury Regulation Section 1.409A-3(i)(5). On May 20, 2020, the Compensation Committee also granted Mr. Moradi an award of RSUs with respect to 17,857 shares of the Company’s common stock, which award vested on November 8, 2020 and was settled on November 20, 2020. On August 20, 2020, the Compensation Committee granted Mr. Moradi PSUs with respect to 260,000 shares of the Company’s common stock, for which vesting terms and performance conditions are described below in connection with Mr. Moradi’s employment agreement. The grant date fair value of these PSUs that is included in the amount in the table assumes that the maximum performance is achieved.

(4)	Dr. Bettis’ base annual salary was increased from $175,000 to $225,000 in June 2019 and from $225,000 to $325,000 in November 2019 and decreased from $325,000 to $175,000 in July 2020.

(5)	Mr. Barot commenced employment with the Company as its Chief Financial Officer on May 16, 2019.

(6)

Mr. Barot received a bonus equal to $175,000 for the first year of his employment (May 16, 2019 through May 15, 2020), of which $109,795 relates to the period from May 16, 2019 through December 31, 2019 and $65,205 relates to the period from January 1, 2020 through May 15, 2020. In addition, Mr. Barot is eligible to receive a bonus at the sole discretion of the Board or the Compensation Committee related to the period from May 16, 2020 through May 15, 2021, which has not yet been determined by the Board or Compensation Committee.

(7)

On May 20, 2020, the Compensation Committee granted Mr. Barot PSUs with respect to 53,934 shares of the Company’s common stock, for which vesting terms and performance conditions are described below in connection with Mr. Barot’s employment agreement. The grant date fair value of these PSUs, included in the amount in the table, assumes that the maximum performance is achieved.

(8)	Mr. Barot received reimbursement for his relocation equal to $30,364 in 2019 and $6,390 in 2020.

(9)	Mr. Varacalli commenced employment with the Company in June 2020 as Chief Technology Officer and was appointed President in August 2020. When Mr. Varacalli was promoted to President in August 2020, he received 45,000 RSUs, of which 15,000 are time-based RSUs that will vest in three approximately equal annual installments on each of the first three anniversaries of the grant date, and 30,000 are PSUs that will vest upon achievement of performance targets, with the performance goals to be established at a later date. The grant date fair value of 5,000 of such PSUs that is included in the amount in the table assumes that the maximum performance is achieved. The performance goals with respect to the remaining 25,000 PSUs have not yet been established.

(10)	Mr. Thompson commenced employment with the Company and served as Chief Executive Officer from March 2020 until August 2020.

(11)	Mr. Thompson received a severance payment of $200,000 and reimbursement for COBRA expenses equal to $5,043 in connection with his termination.

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Summary of Compensatory Arrangements with Named Executive Officers, including in connection with a Termination or a Change in Control

Employment Agreement with David Moradi. On August 20, 2020, Mr. Moradi and the Company entered into an Employment Agreement (the “Moradi Employment Agreement”) pursuant to which Mr. Moradi will receive an annual salary of $1. On the same date, Mr. Moradi received 260,000 PSUs that were granted under the 2019 Plan, as amended. Each PSU represents a contingent right to receive a share of the Company’s common stock upon vesting of the PSU. The PSUs will vest based on the Company’s achievement of performance conditions relating to its monthly recurring revenue and stock price as follows:

Performance Condition	Number of Performance Stock Units Vesting if Performance Condition Achieved
Monthly recurring revenue greater than or equal to $3.0 million for two consecutive calendar months	55,000

Monthly recurring revenue greater than or equal to $5.0 million for two consecutive calendar months	50,000

Volume Weight Average Price (“VWAP”) greater than or equal to $25 on The Nasdaq Stock Market LLC (“Nasdaq”) over 20 consecutive trading days	55,000

VWAP greater than or equal to $50 on Nasdaq over 20 consecutive trading days	50,000

VWAP greater than or equal to $100 on Nasdaq over 20 consecutive trading days	50,000

Any PSUs that have not vested on or prior to August 20, 2025 will be forfeited. Mr. Moradi must be serving as the Company’s Interim Chief Executive Officer or its Chief Strategy Officer as of the date the applicable performance condition is achieved for the related PSUs to vest. Any unvested PSUs will become fully vested if, on or prior to August 20, 2025, Mr. Moradi’s employment is terminated by the Company without cause. On January 15, 2021, 55,000 PSUs vested as a result of the VWAP being greater than $25 on Nasdaq over 20 consecutive trading days.

On March 9, 2021, the Compensation Committee granted Mr. Moradi 100,000 PSUs under the 2020 Plan. Each PSU represents a contingent right to receive a share of the Company’s common stock upon vesting of the PSU. The PSUs will vest based on the Company’s achievement of performance conditions relating to its monthly recurring revenue and stock price as follows:

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Performance Condition	Number of Performance Stock Units Vesting if Performance Condition Achieved
Monthly recurring revenue greater than or equal to $6.0 million for two consecutive calendar months	50,000

VWAP greater than or equal to $100 on Nasdaq over 20 consecutive trading days	50,000

Any PSUs that have not vested on or prior to March 9, 2026 will be forfeited. Mr. Moradi must be serving as the Company’s Interim Chief Executive Officer or its Chief Strategy Officer as of the date the applicable performance condition is achieved for the related PSUs to vest. Any unvested PSUs will become fully vested if, on or prior to March 9, 2026, Mr. Moradi’s employment is terminated by the Company without cause.

The Moradi Employment Agreement also provides that the Company will pay Mr. Moradi a gross-up payment for any excise tax imposed under Section 4999 of the Code and any interest or penalties with respect to such excise tax, plus the amount necessary to put Mr. Moradi in the same after-tax position that he would have been in if he had not incurred any tax liability under Section 4999 of the Code, in the event that any payments, rights, benefits, distributions, or entitlements provided or to be provided by the Company or any of its affiliates to Mr. Moradi or for his benefit pursuant to the terms of the Moradi Employment Agreement, the PSU agreement or otherwise would constitute parachute payments within the meaning of Section 280G of the Code.

Executive Employment Agreement with Sachin Barot.  The Company and Mr. Barot are parties to an Executive Employment Agreement (the “Barot Employment Agreement”), effective as of May 16, 2019, pursuant to which the Company employs Mr. Barot as its Chief Financial Officer. The Barot Employment Agreement provides for an initial one-year term, with automatic renewals for successive one-year terms, unless the agreement is terminated as provided therein or either party provides a non-renewal notice at least 60 days prior to the expiration of the then-current term. On March 9, 2021, it was decided that the Barot Employment Agreement would not be renewed at the end of its current term. The Barot Employment Agreement will expire on May 15, 2021, and Mr. Barot will be transitioning out of the Company.

Under the Barot Employment Agreement, Mr. Barot receives a base annual salary of $350,000. Pursuant to the Barot Employment Agreement, Mr. Barot received a cash bonus of $175,000 (the “2019/2020 Bonus”). Beginning in 2020, for each calendar year in which Mr. Barot is employed by the Company as of the last day of such calendar year, Mr. Barot will be eligible to receive a bonus or bonuses at the sole discretion of the Board or the Compensation Committee, provided that (i) Mr. Barot’s bonus for 2020 took into account the portion of the 2019/2020 Bonus attributable to services rendered in 2020, and (ii) if the Compensation Committee determines that bonuses will be awarded for a calendar year and the Company and/or Mr. Barot have achieved the bonus targets for such calendar year, Mr. Barot will be awarded a bonus based on a target bonus opportunity of 50% of his base salary. As discussed above, Mr. Barot received a bonus equal to $175,000 for the first year of his employment (May 16, 2019 through May 15, 2020), and he is eligible to receive a bonus at the sole discretion of the Board or the Compensation Committee related to the period from May 16, 2020 through May 15, 2021, which has not yet been determined by the Board or Compensation Committee.

The Barot Employment Agreement further provides for Mr. Barot to receive two RSU awards with respect to a total of 161,800 shares of the Company’s common stock. On June 3, 2019, Mr. Barot was granted an initial award of 80,900 RSUs that vest in three approximately equal annual installments commencing on the first anniversary of the grant date, of which 26,967 RSUs have vested. The Barot Employment Agreement provides for Mr. Barot to receive an additional award of 80,900 RSUs that will vest upon the achievement of performance goals that will be determined by the Compensation Committee, subject to his continued service with the Company through the applicable vesting date. On May 20, 2020, Mr. Barot was granted (i) 26,967 RSUs with respect to his first year of employment, which vested 30 days thereafter; and (ii) 26,967 RSUs, in advance, with respect to his second year of employment, which are scheduled to vest on the first anniversary of the grant date. As of March 24, 2021, 53,934 RSUs granted to Mr. Barot have vested and settled.

The Barot Employment Agreement also provides that if a “qualifying termination” (as defined in the Barot Employment Agreement and including a termination by the Company for a reason other than death, disability or cause, or a resignation by Mr. Barot for good reason) occurs following the initial term, Mr. Barot will be eligible to be paid a pro rata bonus for the year in which the termination occurs, and he will be entitled to receive an amount equal to his base salary as of his termination date, payable in equal installments over 12 months following his termination date. If a qualifying termination occurs within 12 months following a change of control of the Company (as defined in the Barot Employment Agreement), all then outstanding and unvested equity awards held by Mr. Barot will vest in full.

All amounts paid to Mr. Barot under the Barot Employment Agreement (other than base salary, the 2019/2020 Bonus and accrued benefits) are subject to “clawback” rights in favor of the Company upon the occurrence of certain restatements of the Company’s financial information.

Employment Agreement with Dominic Varacalli. Effective as of August 13, 2020, the Company and Mr. Varacalli entered into an employment agreement which provides that the Company will pay Mr. Varacalli an annual base salary of $210,000 and that he will be eligible to receive an annual cash performance bonus with a target value of $20,000. Pursuant to his employment agreement and an offer letter dated May 2020, Mr. Varacalli received a pro-rated cash bonus of $11,781 for 2020. In May 2020, in connection with his offer letter, Mr. Varacalli was granted 20,000 time-based RSUs, which will vest in equal annual installments over three years. When Mr. Varacalli was promoted to President in August 2020, the Compensation Committee approved the grant of 45,000 RSUs to Mr. Varacalli, with 15,000 being time-based RSUs that will vest in three approximately equal annual installments on each of the first three anniversaries of the grant date, and 30,000 being PSUs that will vest upon achievement of performance targets, with the performance goals with respect to 25,000 of such PSUs to be established at a later date.

Health, Welfare and Retirement Benefits.  Our named executive officers are eligible to participate in our broad-based employee benefit plans, including a tax-qualified Section 401(k) savings plan, that are generally provided for all of our full-time employees.  Our executive officers may participate in such plans on the same basis as all of our other full-time employees.

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Outstanding Equity Awards at 2020 Fiscal Year End

The following table sets forth certain information as of December 31, 2020 concerning outstanding equity awards, including both awards subject to market-based and performance conditions and time-based awards, held as of such date by our named executive officers:

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)(2)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
David Moradi	-	-	-	-	11,280	291,362	260,000	6,715,800
Dr. Carr Bettis(3)	80,000	-	0.95	1/15/2021	58,000	1,498,140	-	-
Sachin Barot(4)	-	-	-	-	53,933	1,393,089	26,967	696,558
Dominic Varacalli(5)	-	-	-	-	35,000	904,050	30,000	774,900
Heath Thompson(6)	-	-	-	-	-	-	-	-

(1)	The market value of unvested stock awards is calculated using a value of $25.83 per share, which was the closing price of our common stock on the Nasdaq Capital Market on December 31, 2020.

(2)	Reflects PSUs that are subject to achievement of performance goals that had not been earned as of December 31, 2020. The number of PSUs shown assumes maximum performance is achieved.

(3)	In addition to the equity awards set forth in this table, as of December 31, 2020, Dr. Bettis held 97,340 vested RSUs that will settle on the earlier of (i) (A) July 1, 2024, with respect to 50,740 RSUs, and (B) July 1, 2025, with respect to 26,600 RSUs, or (ii) the date on which the Company undergoes any change of control (as such term is defined in the applicable RSU award agreements).

(4)	On June 3, 2019, the Company granted to Mr. Barot 80,900 RSUs that vest in three approximately equal annual installments on each of the first three anniversaries of the grant date, provided that Mr. Barot is still employed by the Company on the applicable vesting date, of which 53,933 RSUs remain unvested. On May 20, 2020, the Company granted to Mr. Barot 59,934 RSUs, of which 26,967 RSUs vested on June 19, 2020 and 26,967 that vest one year from the grant date, subject to achievement of specified performance goals. The RSUs will be settled promptly after vesting. As of December 31, 2020, 53,934 RSUs were vested and settled.

(5)	On May 20, 2020, the Company granted to Mr. Varacalli 20,000 time-based RSUs, which will vest in equal annual installments over three years. When Mr. Varacalli was promoted to President in August 2020, the Company granted him 45,000 RSUs, with 15,000 being time-based RSUs that will vest in three approximately equal annual installments on each of the first three anniversaries of the grant date, and 30,000 being PSUs that will vest upon achievement of performance targets, with the performance goals with respect to 25,000 of such PSUs to be established at a later date.

(6)	Mr. Thompson served as Chief Executive Officer from March 2020 until August 2020, at which time all of Mr. Thompson’s equity awards were forfeited.

The above table does not include any warrants that may have been acquired by a named executive officer in any private placement or similar transaction.

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Additional Potential Payments for Accelerated Equity Awards

The 2019 Plan provides for accelerated vesting of time-based equity awards and the 2020 Plan provides for vesting of time-based equity awards or performance-based equity awards based on both (1) the occurrence of a change in control and (2) an accompanying involuntary termination of service without cause or a termination for good reason, within 12 months after the change in control (other than in the event awards are not continued, assumed, or replaced in connection with a corporate transaction, in which case they will accelerate upon the change in control, or in the event the award agreement provides otherwise). For a change in control not involving a corporate transaction, both the 2019 Plan and the 2020 Plan provide Compensation Committee with discretion to accelerate vesting of outstanding equity awards. Pursuant to the terms of the performance-based RSU award agreements, in the event of either type of change of control, the number of units that will accelerate will be based on actual performance through the date of the change in control or termination of employment, as applicable. In addition, the terms of the PSUs granted to Mr. Moradi in August 2020 provide that any unvested PSUs under that award will become fully vested if, on or prior to August 20, 2025, Mr. Moradi’s employment is terminated by the Company without cause.

If any such accelerated vesting had occurred on December 31, 2020, then each of our NEOs serving on such date would have had RSUs accelerate having the values set forth in the table below. No other equity awards held by our NEOs as of such date would have had any value upon acceleration. The value of the accelerated RSUs set forth in the table is based on the $25.83 closing price of our stock on December 31, 2020.

Name	Value of Accelerated RSUs ($)
David Moradi	7,007,162
Dr. Carr Bettis	1,498,140
Sachin Barot	1,393,089
Dominic Varacalli	904,050

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL NO. 2)

Proposal No. 2 is a proposal to approve, on an advisory basis, the 2020 compensation of the Company’s named executive officers as disclosed in this proxy statement.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the 2020 compensation of our named executive officers as described in this proxy statement (commonly referred to as a “Say-on-Pay” vote). In accordance with the recommendation of the Board and the preference expressed by our stockholders at the 2019 Annual Meeting, the Company holds an advisory vote on executive compensation annually.

Our executive compensation program has been designed to pay for performance and align our compensation programs with business strategies focused on long-term growth and creating value for stockholders while also paying competitively and focusing on total compensation.  Our executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value.  The Compensation Committee believes that our executive compensation program reflects a strong pay-for-performance philosophy without promoting excessive risk and is well aligned with our stockholders’ long-term interests.

The Board strongly endorses our executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders, including the compensation tables and narrative discussion, be, and hereby is, approved.

Because the vote on this proposal is advisory, it will not be binding on the Board of Directors or the Compensation Committee, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal.  However, the Compensation Committee will consider the outcome of the vote when determining future executive compensation arrangements.

The Board unanimously recommends that you vote FOR Proposal No. 2 to approve, on an advisory basis, the 2020 compensation of our named executive officers as disclosed in this proxy statement. If not otherwise specified, proxies will be voted “FOR” the approval of AudioEye’s executive compensation.

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AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of AudioEye’s financial reporting, including the performance and the independence of AudioEye’s independent registered public accounting firm, MaloneBailey, LLP.  The responsibilities of our Audit Committee are set forth in our Audit Committee Charter. The charter is available on our website at www.audioeye.com/governance-documents.  In the discharge of its responsibilities, the Audit Committee:

•	reviewed and discussed with management and MaloneBailey, LLP our audited financial statements for the fiscal year ended December 31, 2020;
•	discussed with MaloneBailey, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•	received the written disclosures and the letter from MaloneBailey, LLP required by the applicable requirements of the PCAOB regarding MaloneBailey, LLP’s communications with the Audit Committee concerning independence; and
•	discussed with MaloneBailey, LLP their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Audit Committee

Jamil Tahir (Chairman) Anthony Coelho Marc Lehmann

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth by fee category the aggregate fees for professional services rendered by MaloneBailey, LLP for the fiscal years ended December 31, 2020 and December 31, 2019:

	Year Ended
	December 31,	December 31,
	2020	2019
Audit Fees	$146,000	$87,500
Audit-Related Fees	18,650	6,000
Tax Fees	-	-
All Other Fees	-	-
Total	$164,500	$93,500

Audit Fees consist of fees for professional services rendered for the audit of the Company’s annual financial statements and for the review of the Company’s financial statements included in its quarterly reports on Form 10-Q.  These fees also include fees for services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees for professional services that are reasonably related to the audit or review of the Company’s financial statements but are not reported under “Audit Fees.” In 2020, such fees related solely to services rendered in connection with the Company’s Registration Statements on Form S-3 and Form S-8. In 2019, such fees related solely to services rendered in connection with the Company’s Registration Statements on Form S-8 and the July 2019 amendment to the Company’s Registration Statement on Form S-1 that was originally filed with the SEC on September 4, 2018.

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Tax Fees consist of fees related to tax compliance, tax advice and tax planning services. In 2020 and 2019, there were no such fees.

All Other Fees consist of fees for services other than the services described above. In 2020 and 2019, there were no such fees.

Policy on Audit Committee Pre-Approval

Audit services and non-audit services based on independence, qualifications and, if applicable, performance, and must also approve in advance fees and other terms of any such engagement.  The Audit Committee may delegate pre-approval authority to a member of the Audit Committee.  The decisions of any Audit Committee member to whom such pre-approval authority is delegated are required to be presented to the full Audit Committee at its next scheduled meeting.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 3)

Proposal No. 3 is a proposal to ratify the appointment of MaloneBailey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of MaloneBailey, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. As a matter of good corporate practice, the Board has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting.  MaloneBailey, LLP has served as our independent registered public accounting firm since 2011 and is considered by our Audit Committee to be well qualified.

If the stockholders do not ratify the appointment of MaloneBailey, LLP, the Audit Committee will reconsider the appointment.  Even if the stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of AudioEye and its stockholders. Representatives of MaloneBailey, LLP will be present at our Annual Meeting and will have the opportunity to make a statement and respond to questions.

The Board unanimously recommends that you vote FOR Proposal No. 3 to ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. If not otherwise specified, proxies will be voted “FOR” the ratification of MaloneBailey, LLP.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

We have two classes of voting securities outstanding, namely our: (1) common stock, par value $0.00001 per share, of which 10,738,114 shares were outstanding as of the close of business on March 24, 2021, and (2) Series A Convertible Preferred Stock, par value $0.00001 per share, of which 90,000 shares were outstanding as of the close of business on March 24, 2021.  As of such date, the 90,000 outstanding shares of Series A Convertible Preferred Stock were convertible into an aggregate of approximately 265,806 shares of our common stock.

Each share of our common stock entitles the holder to one vote on all matters put to a vote of stockholders at the Special Meeting.  On all such matters, each holder of shares of our Series A Convertible Preferred Stock is entitled to cast a number of votes equal to the number of whole shares of common stock into which such holder’s shares of Series A Convertible Preferred Stock are convertible on the Record Date.

The following table sets forth information regarding the beneficial ownership of our common stock and Series A Convertible Preferred Stock as of March 24, 2021 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock or Series A Convertible Preferred Stock;

•	each of our directors and named executive officers who beneficially owns shares; and

•	all of our current directors and executive officers as a group.

The following table also sets forth, as of March 24, 2021 and for the beneficial owners listed in the table, their respective percentages of the Company’s total voting power on March 24, 2021.  Such percentages are based on our shares of common stock and Series A Convertible Preferred Stock outstanding as of the close of business on March 24, 2021.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock and Series A Convertible Preferred Stock beneficially owned by them, subject to community property laws where applicable.

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3(d) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to which a person is deemed to have beneficial ownership of any shares of common stock and Series A Convertible Preferred Stock that such stockholder has the right to acquire within 60 days after March 24, 2021.  The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below.

Unless otherwise indicated, the business address of each of the individuals listed in the table is c/o AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711.

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	Common Stock			Series A Convertible Preferred Stock
5% or Greater Beneficial Owners	Number of Shares Beneficially Owned (1)		Percentage Beneficially Owned (1)(2)	Number of Shares Beneficially Owned on an As-Converted Basis		Percentage Beneficially Owned(3)	Percentage of Total Voting Power
Greenhaven Road Investment Management, LP(7)	819,900	(8)	7.6%	-		-	7.4%

KTK Capital Inc.(9)	554,260	(10)	5.2	-		-	5.0

Directors and Executive Officers
David Moradi	3,094,710	(4)	28.4%	147,670		55.6%	28.1%

Dr. Carr Bettis	839,706	(5)	7.7	29,534	(6)	11.1	7.5

Sachin Barot	80,901	(11)	*	-		-	*

Dominic Varacalli	10,667	(12)	*	-		-	*

Marc Lehmann	86,608	(13)	*	-		-	*

Jamil Tahir	200,000	(14)	1.9	-		-	1.8

Anthony Coelho	67,704	(15)	*	-		-	*

All current directors and executive officers as a group (7 persons)	4,380,296	(16)	40.3%	177,204		66.7%	39.6%

  * Less than 1%

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(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the vesting, exercise or conversion, as applicable, of all RSUs, options, warrants and convertible securities beneficially owned by such person or entity that are exercisable or convertible as of, or vest or become exercisable or convertible, as applicable, within 60 days after, March 24, 2021, inclusive of the effect of additional dividend accruals in the case of shares of our Series A Convertible Preferred Stock. Shares of common stock issuable pursuant to the vesting of and the right to settle RSUs, exercise of stock options or warrants or pursuant to the conversion of convertible securities as of or within 60 days after March 24, 2021 are deemed outstanding and held by the holder of such options, warrants or convertible securities for the purpose of computing the percentage of outstanding common stock beneficially owned by such person but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. A holder of RSUs, options, warrants or convertible securities that do not vest, become exercisable or convertible, as applicable, within 60 days after March 24, 2021 is not deemed the beneficial owner thereof for purposes of this table.
(2)	These percentages have been calculated based on 10,738,114 shares of the Company’s common stock outstanding on March 24, 2021.
(3)	Shares of Series A Convertible Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A Convertible Preferred Stock assume the conversion of all such shares beneficially owned by such person or entity into common stock on March 24, 2021, inclusive of the effect of additional dividend accruals. These percentages have been calculated based on 90,000 shares of the Company’s Series A Convertible Preferred Stock outstanding on March 24, 2021, which shares were convertible as of such date into an aggregate of approximately 265,806 shares of common stock.
(4)	Comprised of (i) 215,775 shares of common stock held by Mr. Moradi, (ii) 2,731,265 shares of common stock held by Sero Capital LLC, an entity for which David Moradi is deemed the beneficial owner, and (iii) 147,670 shares of common stock that are issuable as of March 24, 2021 upon conversion of 50,000 shares of Series A Convertible Preferred Stock held by Mr. Moradi. Excludes 22,560 RSUs that are vested as of or are scheduled to vest within 60 days after March 24, 2021, but are not scheduled to be settled within 60 days after March 24, 2021.
(5)	Comprised of (i) 251,974 shares of common stock and 58,000 RSUs that are scheduled to vest and be settled within 60 days after March 24, 2021, held by Dr. Bettis; (ii) 442,325 shares of common stock and warrants to purchase 11,680 shares of common stock that are exercisable as of or become exercisable within 60 days after March 24, 2021, held by CSB IV US Holdings LLC, an entity for which Dr. Bettis is deemed a beneficial owner; (iii) 18,600 shares of common stock held by Carr Bettis IRA, an account for which Dr. Bettis is deemed the beneficial owner; and (iv) 27,593 shares of common stock and 29,534 shares of common stock that are issuable as of March 24, 2021 upon conversion of 10,000 shares of Series A Convertible Preferred Stock, held by J. Carr & Stephanie V. Bettis Revocable Trust, dated January 1, 2003, an entity for which Dr. Bettis is deemed a beneficial owner. Excludes 97,340 RSUs that are vested as of March 24, 2021, but that are not scheduled to be settled within 60 days after March 24, 2021.
(6)	Comprised of 29,534 shares of common stock that are issuable as of March 24, 2021 upon conversion of 10,000 shares of Series A Convertible Preferred Stock held by J. Carr & Stephanie V. Bettis Revocable Trust, dated January 1, 2003, an entity for which Mr. Bettis is deemed a beneficial owner.
(7)	Greenhaven Road Investment Management’s business address is c/o Royce & Associates LLC, 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.
(8)	Based on a Schedule 13G filed with the SEC on January 16, 2021 by Scott Stewart Miller (“Mr. Miller”); Greenhaven Road Investment Management, LP (the “Investment Manager”); MVM Funds, LLC (the “General Partner”); Greenhaven Road Capital Fund 1, L.P. (“Fund 1”); and Greenhaven Road Capital Fund 2, L.P. (“Fund 2”), includes (i) 349,037 shares of common stock held by Fund 1 and (ii) 499,741 shares of common stock held by Fund 2. The Investment Manager is the investment manager of Fund 1 and Fund 2. The General Partner is the general partner of Fund 1, Fund 2 and the Investment Manager. Mr. Miller is the controlling person of the General Partner. Mr. Miller, the Investment Manager and the General Partner may be deemed to beneficially own the shares of common stock directly beneficially owned by Fund 1 and Fund 2.
(9)	KTK Capital’s business address is 100 South Pointe Drive #1610, Miami Beach, Florida 33139.
(10)	Based on a Schedule 13G filed with the SEC on January 19, 2021 by Keith Kosow and KTK Capital, Inc. (“KTK Capital”), includes (i) 119,875 shares of common stock held by Mr. Kosow and (ii) 434,385 shares of common stock held by KTK Capital, a company controlled by Mr. Kosow and for which Mr. Kosow is deemed the beneficial owner.
(11)	Comprised of 53,934 shares of common stock and 26,967 performance-based RSUs which are scheduled to vest and settle within 60 days after March 24, 2021.
(12)	Comprised of 10,667 RSUs which are scheduled to vest and settle within 60 days after March 24, 2021.
(13)	Comprised of 86,608 shares of common stock owned by Mr. Lehmann. Excludes 1,097 RSUs that are vested as of March 24, 2021, but that are not scheduled to be settled within 60 days after March 24, 2021.
(14)	Comprised of 200,000 shares of common stock owned by TurnMark Partners, L.P., an investment partnership beneficially owned by Mr. Tahir. Excludes 24,864 RSUs held by Mr. Tahir that are vested as of or are scheduled to vest within 60 days after March 24, 2021, but that are not scheduled to be settled within 60 days after March 24, 2021.
(15)	Comprised of 39,704 shares of common stock and options to purchase 28,000 shares of common stock that are exercisable as of March 24, 2021, owned by Mr. Coelho. Excludes 51,866 RSUs that are vested as of or are scheduled to vest within 60 days after March 24, 2021, but that are not scheduled to be settled within 60 days after March 24, 2021.
(16)	Comprised of (i) an aggregate of 4,067,778 shares of common stock; (ii) options to purchase an aggregate of 28,000 shares of common stock that are exercisable as of March 24, 2021; (iii) warrants to purchase an aggregate of 11,680 shares of common stock that are exercisable as of March 24, 2021; (iv) 95,634 RSUs that are scheduled to vest and be settled within 60 days after March 24, 2021, and (v) an aggregate of 177,204 shares of common stock that are issuable as of March 24, 2021 upon conversion of an aggregate of 60,000 shares of Series A Convertible Preferred Stock.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of any class of our voting securities to file reports of their ownership of our common stock and changes in their ownership with the SEC. Based on a review of reports filed by these reporting persons and written representations by our directors and executive officers, we believe that all of our directors, executive officers and persons who own more than ten percent of any class of our voting securities complied with all filing requirements applicable to them except that Dr. Bettis filed one delinquent Form 4, Mr. Tahir filed one delinquent Form 4, Mr. Coelho filed one delinquent Form 4 and Mr. Varacalli filed one delinquent Form 3 and one delinquent Form 4.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Proposals of stockholders, excluding nominations for the Board, intended to be presented at our 2022 Annual Meeting should be submitted by certified mail, return receipt requested, and must be received by us at our executive offices in Tucson, Arizona, on or before December 9, 2021, the date that is 120 calendar days prior to the first anniversary of the date that this proxy statement is released to stockholders, to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the 2022 Annual Meeting.  In the event that the date of the 2022 Annual Meeting is changed more than thirty days from the date of this year’s meeting, notice by stockholders should be received no later than the close of business on the later of the 150th calendar day prior to the date of the 2022 Annual Meeting or the 10th calendar day following the date on which the date of such meeting is first publicly announced. You also may submit a proposal that you do not want included in the proxy statement, but that you want to raise at our 2022 Annual Meeting. We must receive your proposal in writing on or after January 21, 2022, but no later than February 20, 2022.

Any stockholder proposal must be in writing and must comply with Rule 14a-8 under the Exchange Act and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting; (ii) the name and address, as they appear on our books, of the stockholder submitting the proposal; (iii) the class and number of shares that are beneficially owned by such stockholder; (iv) the dates on which the stockholder acquired the shares; (v) documentary support for any claim of beneficial ownership as required by Rule 14a-8; (vi) any material interest of the stockholder in the proposal; (vii) a statement in support of the proposal; and (viii) any other information required by the rules and regulations of the SEC.  Stockholder nominations for the Board must be received in writing on or after January 21, 2022, but no later than February 20, 2022, and must comply with the procedures set forth above under “Board of Directors and Corporate Governance—Director Qualifications, Board Diversity and Stockholder Nominations for Directors.”

The failure of a stockholder to deliver a proposal in accordance with the requirements of the preceding paragraphs may result in the exclusion of the proposal from our proxy statement and such proposal being ineligible for consideration at the 2022 Annual Meeting. Further, the submission of a proposal in accordance with the requirements of the immediately preceding paragraph does not guarantee that we will include it in our proxy statement or that it will be eligible for consideration at the 2022 Annual Meeting.  We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of the submission deadline to discuss the proposal.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for notices, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of such materials to those stockholders.  This method of delivery, often referred to as “householding,” should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs.  AudioEye and certain intermediaries will be householding notices, proxy statements and annual reports for stockholders of record in connection with our 2021 Annual Meeting.  This means that:

•	Only one notice, proxy statement and annual report will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary;

•

You can contact AudioEye by calling 866.331.5324 or by writing to James Spolar, General Counsel and Corporate Secretary, AudioEye, Inc., 5210 E. Williams Circle, Suite 750, Tucson, Arizona 85711, to request a separate copy of the notice, proxy statement and annual report for the 2021 Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future, or you can contact your bank or broker to make a similar request; and

•	You can request delivery of a single copy of the notice, proxy statement and annual report from your bank or broker if you share the same address as another AudioEye stockholder and your bank or broker has determined to household proxy materials.

OTHER MATTERS

Our Board knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting.  However, if any other matter should be properly presented for consideration and vote at the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of AudioEye and its stockholders.

By Order of the Board of Directors

/s/ JAMES SPOLAR
James Spolar
General Counsel and Secretary

Tucson, Arizona
April 8, 2021

27

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. DURING THE VIRTUAL MEETING: Go to www.virtualshareholdermeeting.com/AEYE2021 You may attend the virtual-only meeting via the Internet and vote during the virtual meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. AUDIOEYE, INC. BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O AUDIOEYE, INC. P.O. BOX 1342 BRENTWOOD, NY 11717D47588-P53352-Z79504 For All Withhold All For All Except AUDIOEYE, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) for whom your vote is withheld on the line below. The Board of Directors recommends you vote FOR the following:1. Election of Directors Nominees: 04) Jamil Tahir 05) Marc Lehmann 01) Dr. Carr Bettis 02) Anthony Coelho 03) David Moradi The Board of Directors recommends you vote FOR the following proposals:For Abstain Against 2. To approve, by non-binding advisory vote, the compensation of AudioEye, Inc.’s named executive officers. 3. To ratify the appointment of MaloneBailey, LLP as AudioEye, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

ANNUAL MEETING OF STOCKHOLDERS MAY 21, 2021 The undersigned hereby appoints James Spolar and Sachin Barot, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of AudioEye, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 a.m., Eastern Time, on Friday, May 21, 2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 and 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. DURING THE VIRTUAL MEETING: Go to www.virtualshareholdermeeting.com/AEYE2021 You may attend the virtual-only meeting via the Internet and vote during the virtual meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. AUDIOEYE, INC. BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O AUDIOEYE, INC. P.O. BOX 1342 BRENTWOOD, NY 11717D47590-P53352-Z79504 For All Withhold All For All Except AUDIOEYE, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) for whom your vote is withheld on the line below. The Board of Directors recommends you vote FOR the following:1. Election of Directors Nominees:01) Dr. Carr Bettis 02) Anthony Coelho 03) David Moradi04) Jamil Tahir 05) Marc Lehmann The Board of Directors recommends you vote FOR the following proposals:For Against Abstain 2. To approve, by non-binding advisory vote, the compensation of AudioEye, Inc.’s named executive officers. 3. To ratify the appointment of MaloneBailey, LLP as AudioEye, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.D47591-P53352-Z79504AUDIOEYE, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 21, 2021 The undersigned hereby appoints James Spolar and Sachin Barot, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Series A Convertible Preferred Stock of AudioEye, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 a.m., Eastern Time, on Friday, May 21, 2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Your Vote Counts! AUDIOEYE, INC. 2021 Annual Meeting Vote by May 20, 2021 11:59 PM ET AUDIOEYE, INC. BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O AUDIOEYE, INC. P.O. BOX 1342 BRENTWOOD, NY 11717D47607-P53352-Z79504 You invested in AUDIOEYE, INC. and it’s time to vote! This is an Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 21, 2021. Get informed before you vote View the Notice and Proxy Statement and the Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 7, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.For complete information and to vote, visit www.ProxyVote.com Control #Smartphone users Point your camera here to view materials and vote without entering a control number Vote Virtually at the Meeting* May 21, 2021 10:00 a.m., Eastern Time Virtually at: www.virtualshareholdermeeting.com/AEYE2021*Please check the meeting materials for any special requirements for meeting attendance. V1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that are available on the Internet or by mail. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Board Recommends Voting Items 1. Election of Directors Nominees:For01) Dr. Carr Bettis 02) Anthony Coelho 03) David Moradi 04) Jamil Tahir 05) Marc Lehmann 2. To approve, by non-binding advisory vote, the compensation of AudioEye, Inc.’s named executive officers. For 3. To ratify the appointment of MaloneBailey, LLP as AudioEye, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2021. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.D47608-P53352-Z79504